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                                                                   EXHIBIT 10.16


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CONFIDENTIAL TREATMENT REQUESTED UNDER C.F.R. SECTIONS 200.80(b)(4), 200.83 AND
230.406

**** INDICATES OMITTED MATERIAL THAT IS THE SUBJECT OF A CONFIDENTIAL TREATMENT
     REQUEST FILED SEPARATELY WITH THE COMMISSION

                                   EXHIBIT F

                 APPLICATIONS MAINTENANCE AND SUPPORT AGREEMENT

     AGREEMENT (the "Agreement") made as of Dec 16th, 2003 (the "Effective Date") by and between Network Communications, Inc. with offices at 2305 Newpoint Parkway, Lawrenceville, GA 30043, ("NCI") and Builder Homesite, Inc., with offices at 1812 Center Creek Drive, Austin, Texas 78754 ("BHI").

     WHEREAS, NCI desires to establish a branded Web site on the World Wide Web portion of the Internet to promote products and materials proprietary to NCI,

     WHEREAS, NCI and BHI are parties to that certain Website Development Agreement dated 9/25/2003 ("Website Development Agreement"), whereby BHI created software and provided computer consulting services in connection with creating a Website on the World Wide Web for NCI ("NCI site"); specifically, BHI is designing, developing, implementing, and updating the NCI Site software for NCI subject to the terms and conditions set forth in the Website Development Agreement; and

     WHEREAS, NCI wishes to retain BHI to support, maintain & operate the NCI Site for NCI subject to the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, NCI and BHI (each a "Party," and collectively, the "Parties") hereby agree as follows:

                                   1. SERVICES
                              1.1 SCOPE OF SERVICES

     Subject to the terms and conditions of this Agreement, BHI shall, at no cost to NCI other than as expressly provided herein, timely perform the services and deliver the materials set forth or described in this Agreement, the Requirements Document (attached hereto as Exhibit 1) in such form as it may be amended by the parties from time to time (the "Requirements Document") and in the Operations Specifications (attached hereto as Exhibit 2) (the "Operations Specifications") (collectively, the "Services"), in order to operate and maintain the NCI Site and all implements necessary to operate the same, developed by BHI for NCI pursuant to the Website Development Agreement. BHI acknowledges that the NCI Site will be accessible by users of the Internet solely and directly through URL(s) designated by NCI

                          2. ADVERTISING AND PROMOTION
                             2.1 ADVERTISING SALES

     NCI shall have the right, in its sole discretion, to sell advertising, directly and via its distributors and other promotional partners, to appear on the NCI Site, without consulting with BHI. NCI shall have the right to retain all revenues and fees arising from or in connection with such advertising sold by NCI, its distributors and promotional partners.

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                               2.2 NON-DISCLOSURE

     BHI agrees that, prior to the "public" release of such materials, BHI shall treat

     (a) the NCI Site, or any advertising, publicity or promotion materials (including, without limitation, distribution through the Internet) related to the NCI Site or which include the name of NCI or its affiliates or subsidiaries or any trademark, trade name, or any abbreviation, contraction, or other embodiment thereof; and

     (b) any materials or properties owned, controlled, licensed or otherwise proprietary to NCI, whether or not such materials are incorporated into the NCI Site;

     as Confidential Information as that term is defined under Section 9 to this Agreement.

                           3. DELIVERY AND ACCEPTANCE
                             3.1 TIME OF THE ESSENCE

     BHI shall perform the Services, and shall otherwise test, deliver, implement, operate, maintain and update the NCI Site according to the Operations Specifications. Time is of the essence with respect to all aspects of this Agreement and the subject matter hereof.

                             4. CONTINUING SERVICES
                  4.1 OPERATIONS SPECIFICATIONS OF THE NCI SITE

     BHI represents and warrants that all Services shall be performed so that the NCI Site, when operated on the Host Server located at the Hosting Service, will function and perform in accordance with the Requirements Document (Exhibit
1) agreed to between the parties on August 4, 2003, as updated and amended in writing by NCI and approved by BHI, as well as the Operations Specifications as set forth in Exhibit 2. BHI shall, at no cost to NCI other than as specifically set forth herein, promptly provide any revisions, necessary patches, fixes, workarounds, modifications and replacements necessary for the NCI Site, including any third parties integrated with the NCI Site and documentation therefore, to function and perform in accordance with the Requirements Document and Operations Specifications when operated on the Host Server. NCI reserves the right to designate an alternative Hosting Service to be approved by BHI, and such designation shall not relieve BHI of its obligations under this Section
4.1. NCI acknowledges that if the new hosting service is not in Austin, Texas, BHI will have the right to modify the monthly fees to accommodate for the additional hours necessary for remote maintenance of the NCI Site. In the event of transfer to a new hosting service as contemplated hereunder, NCI shall pay for the associated transfer costs including BHI's reasonable out of pocket expenses, to be specified, as well as setup and ongoing costs for providing a communication line between the new hosting service and BHI offices.

     NCI will contract with the Hosting Service to procure co-location space, bandwidth to the Internet and backup services and pay all related fees to the Hosting Service directly. NCI's agreement with the Hosting Service shall specifically and expressly provide all necessary permissions for BHI to perform its obligations as described in this Agreement on behalf of NCI.

                              4.2 USAGE INFORMATION

     BHI shall manage the recordation of and provide to NCI (i) standard Webtrends reporting information for the NCI site via access to a dedicated Webtrends reporting server; (ii) the IIS
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website logs for the NCI site on a daily basis, and (iii) information directly or indirectly obtained from users accessing the NCI Site consistent with the NCI Site Guidelines (as hereinafter defined) (collectively "Usage Information") on a monthly basis. BHI shall adhere to all privacy and data protection laws applicable to the gathering, processing, storing and transmitting of Usage Information. BHI shall maintain the strict confidentiality of all Usage Information.

                               4.3 CONTACT PERSON

     BHI and NCI shall each designate a principal contact person who shall act as a liaison between BHI and NCI and who shall have sufficient authority to grant or communicate the granting of all necessary approvals. BHI shall, upon a good faith and reasonable request by NCI, remove any BHI employee or agent from the BHI team rendering the Services, and, within a commercially reasonable time, replace same with alternative qualified BHI personnel.

                             4.4 CURRENT TECHNOLOGY

     BHI represents and warrants that during the Initial Term and any Renewal Period (as those terms are hereinafter defined), BHI shall use and integrate appropriate current technology in performing its obligations hereunder.

                           4.5 UPDATES TO THE NCI SITE

     As part of the Services provided by BHI hereunder, BHI shall, at no additional cost to NCI, conduct certain services (the "Updates") related to the NCI Site promptly after receiving request(s) therefore from NCI, and in conformity with the Operations Specifications, which the Parties may amend, upon mutual agreement, from time to time by executing signed writings and annexing them to the appropriate Exhibit(s) to this Agreement. All Updates shall be documented by BHI so that documentation is current. If it is determined that a service is required that involves development work (modification of software code) then that service will be not be considered an Update and instead shall be considered an Enhancement and treated according to section 4.6 below.

                        4.6 ENHANCEMENTS TO THE NCI SITE

     BHI shall provide up to twenty (20) hours a month, free of charge to NCI, of Enhancements (where "Enhancement" refers a service performed by BHI hereunder that involves software development). Any additional Enhancements requested by NCI shall be provided by BHI on a Time and Materials basis at an hourly rate of $110 per hour.

                        5. COMPUTER SOFTWARE RECEIVABLES
                              5.1 SOFTWARE LICENSE

     Any software developed by BHI and provided or developed by BHI hereunder (with exception of "BHI Software" as that term is defined in the Web Development Agreement or the BHI Materials) shall be considered Software Deliverables with the same definition as that contained in the Web Development Agreement. The BHI Software shall be licensed to NCI on the same basis as the license governing BHI Software set forth in the Web Development Agreement.

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                            5.2 THIRD PARTY LICENSES

     NCI must approve all use of third party licenses in the performance of the Services hereunder. Where appropriate, NCI shall obtain, at NCI's sole expense, such third party licenses for NCI's benefit following NCI's approval in writing of any associated third party licenses.

                    5.3 SOFTWARE FOR COMMERCIAL TRANSACTIONS

     In the event that NCI requests and authorizes BHI to develop and implement the capability to effect commercial transactions directly over the NCI Site, BHI shall promptly develop and implement such capability at a Time & Materials charge of **** per hour to NCI. NCI will also be responsible for the payment of prior approved reasonable out of pocket expenses incurred by BHI. Notwithstanding the foregoing, any third party software which is pre-approved in writing by NCI as necessary for the development an implementation of such capability shall be obtained by NCI at NCI's expense.

                            5.4 RESERVATION OF RIGHTS

     Any rights not expressly granted by NCI to BHI hereunder are reserved for NCI.

                    6. FEES AND PAYMENT; OTHER CONSIDERATION
                           6.1 FEES TO BE PAID BY NCI

     In consideration of NCI entering into this Agreement, NCI shall pay to BHI the following:

A monthly payment of **** payable at Launch (date of NCI's acceptance of the NCI site and all of the Deliverables pursuant to Section 3 hereof, with the NCI site operating in a live environment on the Host Server) and each month thereafter until the end of the Initial Term or any Renewal Term. This monthly payment shall cover the items set forth below:

     a)   Hardware and Third Party Operations fee - ****

     b)   Database Operations and Maintenance fee - ****

     c)   New Development/Site Changes Hours fee - ****

     d)   Applications Maintenance fee - ****

Total = ****

     Notwithstanding any language in this Agreement to the contrary, if BHI is correcting errors, flaws, or defects pursuant to the Warranty provisions contained in Section 2.6 of the Website Development Agreement, NCI will not have the obligation to pay the portion of the monthly fee related to Application Maintenance (**** per month), during the Warranty Period specified in the Website Development Agreement. Furthermore, if, by ninety (90) days after Launch of the Site pursuant to the Website Development Agreement, the Site is not operational according to the Deliverables, Performance Specifications or the Requirements Document, NCI may, at its option, rescind this Agreement without affecting any other available remedy at law or in equity.

                              6.2 ANCILLARY RIGHTS
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     BHI shall have no right to any royalties, revenues, fees or other payments in connection with, or as a result of, the Services or the NCI Site, or with respect to products or services promoted on or by the NCI Site, except as expressly provided in this Article 6. Nor shall BHI have any rights of attribution in connection with the NCI Site, which shall contain appropriate NCI proprietary rights notices, as directed by NCI

                             7. NCI SITE GUIDELINES
                                 7.1 GUIDELINES

     In addition to any requirements set forth or described in the "Requirements Document" (Exhibit 1) in the Operations Specifications" (Exhibit 2), BHI and the NCI Site shall strictly adhere to the guidelines set forth in this Article 7 (collectively, the "NCI Site Guidelines").

                              7.2 ARTISTIC CONTROL

     NCI shall have exclusive technical and platform control over the NCI Site, including, without limitation, integration of all Content, and final approval of all technical and platform architecture, and the Design and look and feel of the NCI Site. BHI shall not publish, or otherwise display the NCI Site or any portion thereof without the prior written approval of NCI. Nothing in this
Section 7.2 shall be interpreted as broadening (or allowing NCI to broaden) the scope of the Requirements Documents or the Operation Specifications.

                                   7.3 PURPOSE

     Pursuant to the Requirements Documents and the Operation Specifications, the NCI Site shall be designed to attract repeat user visits and promote the most current Content, assets and properties identified by NCI. Nothing in this
Section 7.3 shall be interpreted as broadening (or allowing NCI to broaden) the scope of the Requirements Documents or the Operation Specifications.

                                 7.4 LIMITATIONS

     The NCI Site shall not, without the prior written consent of NCI, contain:
(i) software that is downloadable by users (other than HTML and other software used to format and display HTML documents or World Wide Web pages, and elements embedded therein, such as sounds, images, and audiovisual clips, which elements NCI acknowledges will be downloadable by users; (ii) HTTP links to unapproved Web sites; or (iii) materials received and/or licensed from third parties.

                              8. PROPRIETARY RIGHTS
                       8.1 OWNERSHIP OF CONTENT AND SITE

     All rights, title and interest in and to the Content (as provided by NCI and as digitized or otherwise reformatted by BHI for the NCI Site, in all media now known or hereafter developed), the Operations Specifications, the Usage Information, NCI's Confidential Information (as hereinafter defined), the NCI Site (except for the BHI Software or the BHI Materials or any third party software) and any trademarks, trade names, logos, characters and other materials provided


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by NCI, and the look and feel of the NCI Site, including, without limitation, all copyrights, trademarks, trade names and other proprietary rights inherent therein or appurtenant thereto (collectively, the "NCI Materials") are owned and retained exclusively by NCI.

                            8.2 USE OF NCI MATERIALS

     BHI shall not use NCI Materials or any portion thereof for any purpose other than that of fulfilling BHI's obligations under this Agreement. NCI Materials and any portion thereof may not be used, disclosed, transmitted, transferred, sold, assigned, leased or otherwise disposed of, or made available for access by third parties, or be commercially exploited by or on behalf of BHI, its employees or agents, except as expressly provided in this Agreement.

                                8.3 BHI MATERIALS

     All software (including the BHI Software), techniques, algorithms and methods not in the public domain or licensed by BHI from any third party and rights thereto that are owned by BHI as of the Effective Date of this Agreement are and shall remain the property of BHI (collectively, the "BHI Materials").

                             8.4 WORK MADE FOR HIRE

     Except for BHI Materials, all materials, products, and modifications developed or prepared for NCI by BHI under this Agreement, including, without limitation, NCI Materials, are and shall remain the property of NCI, and all rights, title and interest therein shall vest in NCI and shall be deemed to be a "work made for hire" and made in the course of the Services rendered hereunder. To the extent that title to NCI Materials does not, by operation of law, vest in NCI or NCI Materials are not considered works made for hire, all right, title and interest therein are hereby irrevocably assigned to NCI. All such materials shall belong exclusively to NCI with NCI having the right to obtain and to hold in its own name copyrights, registrations or such other protection as may be appropriate to the subject matter, and any extensions and renewals thereof. BHI agrees to give NCI and any person designated by NCI any reasonable assistance required to perfect the rights defined in this Article 8.

                                 8.5 DOMAIN NAME

     The NCI Site shall retain its URL(s) under NCI's domain name, www.livingchoices.com, which domain name is and shall remain the sole property of NCI (the "Primary Domain Name"). In addition, NCI shall register any other domain names which are necessary for the efficient and proper development and operation of the NCI Site, which domain names will ultimately resolve to the Primary Domain Name (the "Secondary Domain Names"). All Secondary Domain Names shall remain the sole property of NCI. To the extent that title to the Primary Domain Name and the Secondary Domain Names does not vest in NCI by operation of law, BHI hereby assigns all rights, title and interests to NCI which BHI has, may have, or may hereafter have, if any, in and to the Primary Domain Name and Secondary Domain Names. BHI shall promptly, upon NCI's request, execute any documents and submit any documents to Network Solutions, Inc. and/or other agency which are necessary to give full force and effect to the foregoing assignment. AS between NCI and BHI, NCI shall be solely responsible for any claims that the domain names described in this Section 8.5 infringe the intellectual property rights of a third party.
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                               8.6 CONTENT LICENSE

     NCI hereby grants to BHI a non-exclusive, non-transferable, limited license, solely during the Initial Term of this Agreement and any Renewal Period, to use the Content solely for the benefit of NCI in accordance with the terms and conditions of this Agreement. BHI may make such copies of the Content as may be necessary to perform its obligations under this Agreement, including back-up copies of the Content.

                               9. CONFIDENTIALITY
                               9.1 CONFIDENTIALITY

     Unless otherwise agreed to in writing the parties shall maintain the strict confidentiality and shall not disclose to any third party the existence of, or terms and conditions of, this Agreement. In addition, BHI, in performing the Services for NCI hereunder, will have access to or be exposed to, directly and indirectly, NCI Materials, user information, data, knowledge, information about the marketing, product and/or business affairs of NCI, and proprietary and trade secret information of NCI, in oral, graphic, written electronic or machine readable form (collectively, the "NCI Confidential Information"). Similarly, NCI will have access to or be exposed to, directly and indirectly, BHI Materials, information about the technical and/or business affairs of BHI, and proprietary and trade secret information of BHI, in oral, graphic, written electronic or machine readable form (collectively, the "BHI Confidential Information"). The BHI Confidential Information and the NCI Confidential Information (collective, the "Confidential Information") shall not include information which can be demonstrated: (i) to have been rightfully in the possession of the recipient of Confidential Information from a source other than the discloser of such Confidential Information prior to the time of disclosure of said information to hereunder ("Time of Receipt"); (ii) to have been in the public domain prior to the Time of Receipt; (iii) to have become part of the public domain after the Time of Receipt by a publication or by any other means except an unauthorized act or omission or breach of this Agreement on the part of the recipients, its employees, or agents; or (iv) to have been supplied to the recipient after the Time of Receipt without restriction by a third party who is under no obligation to the disclosing party to maintain such information in confidence.

                                 9.2 OBLIGATIONS

     All of a party's Confidential Information shall be held in strict confidence by the other party and shall not be disclosed or used by the other party without the prior written consent of the owner of such Confidential Information, except as provided in this Agreement, or as may be required by law pursuant to available confidentiality restrictions. Each party shall hold Confidential Information in strict confidence and shall use its commercially reasonable efforts to provide protection for Confidential Information, including measures at least as strict as those the owner of such Confidential Information uses to protect its own Confidential Information.

                                 10. WARRANTIES

                               10.1 BHI WARRANTIES

     BHI represents and warrants that: (i) all of the Services to be performed hereunder will be rendered using sound, professional practices and in a competent and professional manner by knowledgeable, trained and qualified personnel; (ii) the NCI Site will appear and operate in

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conformance with the Operations Specifications and the Requirements Document,
and the NCI Site will be accessible by users of the Internet with service levels as specified in Exhibit 1, Section 2. (iii) BHI has full authority to enter into this Agreement; (iv) all obligations owed to third parties with respect to the activities contemplated to be undertaken by BHI pursuant to this Agreement are or will be fully satisfied by BHI, so that NCI will not have any obligations with respect thereto; (iv) BHI is the owner of or otherwise has the right to use and distribute the Software, BHI Materials, and any other materials and methodologies used in connection with providing the Services hereunder, (vi) BHI will comply with all applicable federal, state and local laws in the performance of its obligations hereunder; (vii) the Software, BHI Materials and other materials and methodologies used by BHI in fulfilling its obligations under this Agreement (except the Content) shall not infringe, to BHI's knowledge, upon any third party copyright, trademark, patent, trade secret or other third party right; (viii) the NCI Site shall not, to BHI's knowledge, contain any Trojan horses, worms, viruses or other disabling devices; and (ix) BHI, in implementing the NCI Site, shall not alter NCI Materials in any manner, except with prior written approval from NCI.

                               10.2 NCI WARRANTIES

     NCI represents and warrants that: (i) it has full authority to enter into this Agreement; (ii) all obligations owed to third parties with respect to the activities contemplated to be undertaken by NCI pursuant to this Agreement are or will be fully satisfied by NCI, so that BHI will not have any obligations with respect thereto; (iii) NCI has provided Content and domain names for the NCI Site that do not infringe or violate copyright, patent, trademark, trade secret or other proprietary rights of any third party; (iv) NCI will comply with all applicable federal, state and local laws in the performance of its obligations hereunder;.

                           11. DISCLAIMERS OF WARRANTY

     THE WARRANTIES SET FORTH IN SECTIONS 1.2, 3.3, 4.2, 4.6, 5.3 AND IN
ARTICLE 11 OF THIS AGREEMENT ARE LIMITED WARRANTIES AND ARE THE ONLY WARRANTIES MADE BY THE RESPECTIVE PARTIES. THE PARTIES EXPRESSLY DISCLAIM, AND HEREBY EXPRESSLY WAIVE, ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSES. NCI MAKES NO WARRANTIES OR GUARANTEES AS TO THE ACCURACY OR COMPLETENESS OF ANY CONTENT PUBLISHED OR MADE ACCESSIBLE ON THE NCI SITE.

                        12. INDEMNIFICATION AND INSURANCE
                            12.1 BHI INDEMNIFICATION

     BHI shall indemnify, defend, and hold harmless NCI, its directors, officers, employees and agents, against same with respect to any claim, demand, cause of action, debt or liability, including reasonable attorney's fees, to the extent that the same is based upon a claim that: (i) if true, would constitute a breach of any of BHI's representations, warranties, or obligations hereunder;
(ii) arises out of the negligence or willful misconduct of BHI; or (iii) any of BHI Materials, or Services or Deliverables or the NCI Site or any portion thereof infringes or violates any patents, copyrights, trade names, trade secrets, licenses, or other rights of any third party, except to the extent that such infringement is a result of the NCI Materials or actions taken by BHI pursuant to a specific request from NCI.

                            12.2 NCI INDEMNIFICATION

     NCI shall indemnify, defend, and hold harmless BHI, its directors, officers, employees and agents, with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that the same is based upon a claim that (i) if true, would constitute a breach of any of NCI's representations, warranties or obligations; (ii) arises out of the negligence or willful misconduct of NCI; or (iii) any of the Content (or the domain names) provided by NCI infringes or violates any U.S. patents which have issued as of the Effective Date, copyrights, trademarks, trade secrets, licenses, or other property rights of any third party.

                                   12.3 NOTICE

     In claming any indemnification hereunder, the indemnified Party shall promptly provide the indemnifying Party with written notice of any claim which the indemnified Party believes falls within the scope of this Article 13. The indemnified Party may, at its own expense, assist in the defense if it so chooses, provided that the indemnifying Party shall control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind the indemnified Party may not be entered into without the indemnified Party's prior written consent, which shall not be unreasonably withheld of delayed.

                                 12.4 INSURANCE

     During the Term, BHI shall procure and maintain at its own expense insurance, which must be satisfactory to NCI, of the following type and in the following amounts: (i) Professional Liability Insurance with a limit of not less than ONE MILLION DOLLARS ($1,000,000.); and (ii) Comprehensive General Liability Insurance with broad form coverage and combined single limits of TWO MILLION DOLLARS ($2,000,000.), per each occurrence as respects personal injury and property damage. BHI shall furnish to NCI certificates of insurance evidencing such coverage and listing NCI as an additional insured and loss payee, and such certificates shall provide notice of cancellation or alteration.

                            13. TERM AND TERMINATION
                                    13.1 TERM

     The initial term of this Agreement shall commence on the Launch Date and shall continue for two years until JAN 22nd, 2006("Initial Term"). Thereafter the Agreement shall automatically be renewed for successive period of one (1) year (each a "Renewal period") for a maximum of two (2) aggregate years ("Complete Term"), unless terminated by either of the Parties pursuant to the terms of this Agreement. BHI's obligations under this Agreement shall not begin unless this Agreement is executed more than thirty (30) days from Launch. If this Agreement is executed less than thirty (30) days from Launch, then BHI's obligations shall not begin until 30 days from execution.

                             13.2 TERMINATION BY NCI

     NCI may terminate this Agreement at any time upon ninety (90) days advance written notice to BHI for any reason. NCI may terminate immediately effective upon written notice: (i) if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by BHI; or (ii) if such a petition is filed by any third party, or an application of a receiver of BHI is made by anyone, and such petition or application is not resolved favorably by such BHI within thirty
(30) days; or (iii) BHI materially breaches any of its representations, warranties, obligations or agreements hereunder, and such breach, if capable of being cured, is not cured within ten (10) days following receipt of written notice of such breach from NCI. Termination under Section 14.2(iii) hereof shall be effective, at NCI's option, upon the breaching party's receipt of a notice of a material breach under Section 14.2(iii).

                             13.3 TERMINATION BY BHI

     BHI may terminate immediately effective upon written notice: (i) if NCI materially breaches any of its representations, warranties, obligations or agreements hereunder, and such breach, if capable of being cured, is not cured within ten (10) days following receipt of written notice of such breach from BHI. (i) if NCI fails to make any payment to BHI as required by this Agreement within 30 days of the payment due date (ii) if a petition under any foreign, state, or United States bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by NCI; or (iii) if such a petition is filed by any third party, or an application of a receiver of NCI is made by anyone, and such petition or application is not resolved favorably by such NCI within thirty (30) days.

                                  13.4 SURVIVAL

     Upon expiration or termination of this Agreement, all provisions comprising the Parties' express warranties provided herein, in addition to Sections, 8.4, 8.5, 9, 10, 11, 12 13 and 14, 15 shall survive.

                    13.5 RETURN OF NCI MATERIALS AND PROPERTY

     Upon expiration or termination of this Agreement, or upon request by NCI, BHI shall immediately cease using and return to NCI (Or at NCI's request, destroy) all copies of NCI Materials, if any, in its control or possession, in addition to all other property belonging to and/or received from NCI, including, but not limited to, all source codes, object codes, system documentation and configuration for all operating systems and third party software.

                            13.6 TRANSFER OF SERVICES

     Upon termination or expiration of this Agreement, BHI shall, at then current commercially reasonable rates, provide reasonable assistance to NCI and any third parties authorized by NCI in assuming performance of those Services necessary for the continued and uninterrupted operation of the NCI Site.

                             14. GENERAL PROVISIONS
                         14.1 NO AGENCY OR JOINT VENTURE

     The Parties agree and acknowledge that the relationship of the Parties is in the nature of an independent contractor. This Agreement shall not be deemed to create a partnership or joint venture and neither Party is the other's agent, partner, employee, or representative.

                               14.2 FORCE MAJEURE

     Neither Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed or prevented by reason of any act of God, fire, natural disaster, or act of government provided that such Party gives the other Party written notice thereof promptly upon discovery thereof and uses its best efforts to cure the delay.

                             14.3 PARTIAL INVALIDITY

     Should any provision of this Agreement be held to be void, invalid or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect and the invalid provision shall be deemed modified to the least degree necessary to remedy such invalidity.

                                 14.4 NO WAIVER

     The failure of either Party to partially or fully exercise any right or the waiver by either Party of any breach shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

                               14.5 NO ASSIGNMENT

     BHI shall not assign this Agreement or any of its rights or obligations under this Agreement to any other entity without the prior written consent of NCI, unless such assignment is to an entity buying BHI or all or substantially all of BHI's assets. Furthermore, no work to be performed by BHI hereunder shall be subcontracted to or performed on behalf of BHI by any third party, except with the prior written consent of NCI. NCI may assign this Agreement without consent of BHI, as long as the obligations stated herein of BHI are unaffected.

                                  14.6 NOTICES

     Any notice required or permitted to be sent shall be in writing and shall be sent in a manner requiring a signed receipt such as authenticated Internet transmission, authenticated facsimile transmission, FedEx or like courier delivery, or if mailed, then mailed by registered or certified mail, return receipt requested. Notice is effective upon receipt. Notices shall be sent to the addresses first set forth above to the attention of the signatories of this Agreement.

                              14.7 ENTIRE AGREEMENT

     This Agreement, including any Exhibits annexed hereto and the Web Site Development Agreement and all exhibits or amendments thereto and the Requirement Document, sets forth the entire agreement between the Parties on this subject and supersedes all prior negotiations. No amendment or modification of this Agreement shall be made except by a writing signed by the Party to be bound thereby.

                               14.8 GOVERNING LAW

     This Agreement shall be governed and interpreted in accordance with the laws of the State of Georgia without regard to principles of conflict of laws. The Parties agree that for any action or claim initiated or brought by BHI against NCI to submit to the exclusive jurisdiction over such dispute and all subsequent disputes hereunder in the federal and state courts in the State of Georgia located in Gwinnett County. The Parties agree that for any action of claim initiated by NCI against BHI, to submit to the exclusive jurisdiction over such dispute and all subsequent disputes hereunder in the federal and state courts in the State of Texas located in Travis County.

     IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the Effective Date.

BUILDER HOMESITE, INC.                  NETWORK COMMUNICATIONS, INC.


By: /s/ KRISHNA K. MURTHY               By: /s/ GERARD PARKER
    ---------------------------------       ------------------------------------
Print Name: KRISHNA K. MURTHY           Print Name: GERARD PARKER
Title: CIO                              Title: CFO
Date: 12/16/2003                        Date: 12/9/03

                                    EXHIBIT 1

                              REQUIREMENTS DOCUMENT

Included herein by reference

Refers to the Requirements Document dated August 1st, 2003 created pursuant to the Website Development Agreement

                                    EXHIBIT 2

                            OPERATIONS SPECIFICATIONS

1. SERVICES:

As a part of providing the maintenance, support and ongoing operations, BHI would provide services in the areas of Network, Systems, Database, Application, Reporting and Documentation. The details of what services will be included is described below:

     -    APPLICATION (SOFTWARE MAINTENANCE)

          -    Bug fixes/error corrections and maintenance pursuant to Section
               2.4 below

          -    Application error analysis and correction

          - Up to 20 hours of application development per month to be used as NCI directs. This includes changes to user interface, site content, third party integrations, new functionality development etc.

     -    NETWORK

          -    Network Hardware Maintenance

          -    Firewall Maintenance & audit

          -    Network monitoring & maintenance

               - Monitor metrics on all devices such as utilization, throughput, memory, buffers etc.

               -    Monitor system logs

               - Monitor security mailing lists for security patches and hot fixes

               -    Check SMTP failures and bounces

               - Check and manage external services such as DNS and URL/website monitoring

               -    Verify and maintain internal monitoring servers

          - Intrusion detection system maintenance including monitoring of IDS logs

          -    Denial of Service Prevention

     -    SYSTEMS

          -    Operating system & firmware evaluation & patching

          -    24/7/365 proactive monitoring

          -    Server configuration and change management

          -    System security administration

          -    Hardware maintenance

          -    Performance tuning and proactive capacity planning

          -    Data backup services in coordination with co-location provider

          -    File system maintenance

          -    System software/hardware fault isolation and notification

          -    Disaster recovery services

          - Co-ordination and relationship management with co-location provider

          -    Virus Detection and Correction

     -    DATABASE

          -    Data feed maintenance, monitoring & QA

          -    Database maintenance & monitoring

          -    Database performance tuning

          -    Backend processes maintenance & monitoring

          -    Microsoft SQL updates/patches - evaluation and implementation

          -    Synchronizing data between the various environments

          -    Data Updates (Maps, Schools etc.)

     -    REPORTING

          -    Web trends reporting server maintenance

     -    DOCUMENTATION

          -    Requirements Document for new development work and site changes

          - Modified architecture document if applicable (i.e. in the event of change in application or database architecture)

          -    Modified detailed process documentation if applicable

          -    Modified technical specifications if applicable

2. SERVICE LEVELS

2.1 Support & operations will be provided 24/7/365 for the NCI Site and all their related processes & components including data feeds.

2.2 NCI Site Uptime - 99.9% measured monthly, outside of regularly scheduled maintenance windows.

2.3 Regularly scheduled maintenance windows will be from 1 AM to 5 AM Central Standard Time each Wednesday

2.4 Incidents including, but not limited to, site errors, will be classified into three types and the corresponding response time will be as follows:

TYPE         DESCRIPTION                                     RESPONSE          FIX
----         -----------                                     --------          ---
Priority 1   Site down or down for majority of users         15 minutes        ASAP
Priority 2   Bugs that needs to be fixed in the short term   2 Business days   Weekly
Priority 3   Nice to have corrections                        With Revisions or Releases